                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ X ]  Preliminary Proxy Statement           [   ]  CONFIDENTIAL, FOR USE OF THE
                                                    COMMISSION ONLY (AS PERMITTED BY RULE
                                                    14A-6(E)(2))
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          HOLLINGER INTERNATIONAL INC.
  ------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


  ------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[ X ]  No fee required

[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------

                       Hollinger International Inc. LOGO
                            401 NORTH WABASH AVENUE
                            CHICAGO, ILLINOIS 60611
               TELEPHONE (312) 321-2299; FACSIMILE (312) 321-0629

                                 JULY 11, 1997

Dear Stockholder:

     You should have recently received a Proxy Statement dated May 21, 1997 (the "Proxy Statement") and related proxy card (the "Proxy Materials") for a Special Meeting of the Stockholders of Hollinger International Inc. (the "Company") to be held at 11:00 a.m., on July 10, 1997 in the Atrium, 7th Floor of The Sun-Times Building, 401 North Wabash Avenue, Chicago, Illinois 60611. We are enclosing for your immediate review and consideration a supplement (the "Supplement") to the Proxy Statement and proxy card previously sent to you. The Supplement should be read in conjunction with the Proxy Materials. Please note that the date for the Special Meeting has been changed to July 21, 1997.

     The Proxy Statement requested that you consider the following proposals to:
(i) authorize the issuance of shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock") and convertible preferred stock of the Company in exchange for securities issued in connection with the acquisition of certain owned and controlled Canadian newspaper interests of Hollinger Inc. on April 18, 1997 (the "Canadian Newspaper Transaction"), as follows: (a) authorize the issuance of 3,207,045 shares of the Company's Class A Common Stock, par value $.01 per share ("Class A Common Stock"), and 8,294,090 shares of newly-authorized Series C Convertible Preferred Stock, par value $.01 per share ("Series C Preferred Stock") to UniMedia Holding Company, a wholly-owned subsidiary of Hollinger Inc. ("UniMedia Holding"), in exchange for outstanding shares of the Company's Series 1 Nonvoting Preferred Stock and Series 2 Nonvoting Preferred Stock held by UniMedia Holding and received as partial consideration in connection with the Canadian Newspaper Transaction on April 18, 1997 (the "First Exchange"), and (b) the issuance of 8,294,090 shares of the Company's Class A Common Stock to UniMedia Holding in exchange for outstanding shares of Series C Preferred Stock issued in the First Exchange and the issuance of the same number of newly-authorized shares of Series C Preferred Stock to a wholly-owned subsidiary of Hollinger Inc. in exchange for 8,294,090 outstanding shares of Class A Common Stock directly owned by such subsidiary (collectively, the "Second Exchange"), with the Second Exchange to be consummated immediately following the First Exchange (the First Exchange and Second Exchange were referred to in the Proxy Statement as the "Exchange Proposal"); and (ii) approve an increase in the authorized preferred stock of the Company from 20,000,000 shares to 120,000,000 shares (the "Charter Proposal").

     The purpose of this Supplement is to modify and restate the Exchange Proposal by separating subparts (a) and (b) of the Exchange Proposal into two separate and distinct proposals. The proposal in subpart (a) remains as described in the Proxy Statement dated May 21, 1997, except that the party to the exchange will be UniMedia Holding (and/or another subsidiary of Hollinger Inc.) and is hereinafter referred to as the "First Exchange Proposal." The proposal in subpart (b) has been amended and restated so that you will be asked to authorize: (i) the issuance of 7,211,649 shares of Series C Preferred Stock (valued for these purposes at approximately $78.25 million) in exchange for 739,500 shares of Series A Convertible Redeemable Preferred Stock, par value $.01 per share of the Company ("Series A Preferred Stock") (valued for these purposes at approximately $78.25 million) held by Hollinger Inc. and/or its designated subsidiary; (ii) the issuance of 739,500 shares of a newly-created Series D Convertible Redeemable Preferred Stock, par value $.01 per share of the Company ("Series D Preferred Stock") (valued for these purposes at approximately $78.25 million) and 1,082,441 shares of Class A Common Stock (valued for these purposes at approximately $11.75 million) in exchange for the 8,294,090 shares of Series C Preferred Stock (valued for these purposes at approximately $90 million) issued in the First Exchange and held by Hollinger Inc. and/or its designated subsidiary; and (iii) the issuance of 1,082,441 shares of Series C Preferred Stock (valued for these purposes at approximately $11.75 million) in exchange for 1,082,441 shares of Class A Common Stock (valued at approximately $11.75 million) held by Hollinger Inc. and/or its designated subsidiary (collectively, the "Second Exchange Proposal").

     There will be no net effect on Hollinger Inc.'s aggregate equity or voting interests in the Company, and there will be no adverse tax or other impact upon the Company, resulting from the modified Second Exchange Proposal.

     Also, this Supplement adds an additional proposal (the "Southam Proposal") to approve the issuance of an indeterminate number of shares of Class A Common Stock of the Company that may be issued upon the exchange of the Nonvoting Special Shares (the "HCPH Special Shares") of Hollinger Canadian Publishing Holdings Inc. ("HCPH"), a Canadian company in the Company's consolidated group, issued in connection with the offer by HCPH to purchase all of the Common Shares of Southam Inc. ("Southam") not owned by HCPH or any U.S. holder of Southam shares, and any related issuance or transfer of HCPH Special Shares to Hollinger Inc. and/or its designated subsidiaries in connection with the early redemption or conversion of the 7.00% Southam-linked convertible debentures issued by Hollinger Inc.

     The enclosed proxy card (which is blue) includes the modified First Exchange Proposal, the new Second Exchange Proposal and the new Southam Proposal, as well as the Charter Proposal previously submitted to the stockholders. WE ENCOURAGE YOU TO SUBMIT THIS NEW PROXY CARD AND INDICATE YOUR VOTE ON ALL FOUR PROPOSALS. If you have submitted the proxy previously provided and also submit this proxy, the proxy bearing the latest date will be counted at the Special Meeting. If you have not submitted the proxy previously provided, please disregard the prior proxy and submit only this proxy. The First Exchange Proposal, the Second Exchange Proposal, the Charter Proposal and the Southam Proposal (collectively, the "Proposals") each will be voted upon separately by the stockholders of the Company.

     A special committee of the Board of Directors, consisting solely of Directors who are independent of Hollinger Inc. (the "Special Committee"), thoroughly reviewed and unanimously approved the First Exchange Proposal and the Second Exchange Proposal. Based on this Special Committee's recommendation, you are encouraged to vote in favor of the First Exchange Proposal and the Second Exchange Proposal, as well as the Southam Proposal and the Charter Proposal. The Proposals are more fully described in the enclosed Supplemental Notice of Meeting and the Supplement, which you are encouraged to read carefully. Hollinger Inc. has sufficient voting power to approve the Proposals regardless of the vote of any other stockholder.

     The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you plan to attend the Special Meeting, it is important that your shares are represented. Accordingly, we request that you sign, date and mail the enclosed proxy in the enclosed postage-paid envelope. We apologize for any inconvenience this may have caused.

                                        Very truly yours,

                                        /s/ CONRAD M. BLACK
                                        CONRAD M. BLACK
                                        Chairman of the Board of Directors
                                          and Chief Executive Officer

                       Hollinger International Inc. LOGO
                            401 NORTH WABASH AVENUE
                            CHICAGO, ILLINOIS 60611
               TELEPHONE (312) 321-2299; FACSIMILE (312) 321-0629

                            ------------------------

             SUPPLEMENTAL NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 21, 1997

                            ------------------------

     NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of Hollinger International Inc. (the "Company") will be held in the Atrium, 7th Floor of The Sun-Times Building, 401 North Wabash Avenue, Chicago, Illinois 60611, on July 21, 1997, at 11:00 a.m., local time, for the following purposes:

          1. To authorize the issuance to UniMedia Holding Company ("UniMedia Holding"), a subsidiary of Hollinger Inc. and/or another designated subsidiary of Hollinger Inc., of 3,207,045 shares of the Company's Class A Common Stock, par value $.01 per share ("Class A Common Stock"), and 8,294,090 shares of newly-authorized Series C Convertible Preferred Stock, par value $.01 per share of the Company (the "Series C Preferred Stock") (including up to 8,294,090 shares of Class A Common Stock into which the shares of Series C are convertible), in exchange (the "First Exchange") for outstanding shares of the Company's Series 1 Nonvoting Preferred Stock and Series 2 Nonvoting Preferred Stock held by UniMedia Holding and/or such other designated subsidiary of Hollinger Inc. (the "First Exchange Proposal").

          2. To authorize the following exchanges (collectively, the "Second Exchange") to occur immediately following the First Exchange: (a) the issuance of 7,211,649 shares of the Company's Series C Preferred Stock (including up to 7,211,649 shares of Class A Common Stock into which the shares of Series C Preferred Stock are convertible) in exchange for 739,500 shares of Series A Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company ("Series A Preferred Stock") held by Hollinger Inc. and/or its designated subsidiary; (b) the issuance of 739,500 shares of a newly-created Series D Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company ("Series D Preferred Stock") (including the shares of Class A Common Stock into which such shares are convertible) and 1,082,441 shares of Class A Common Stock in exchange for the 8,294,090 shares of Series C Preferred Stock issued in the First Exchange and held by Hollinger Inc. and/or its designated subsidiary; and
     (c) the issuance of 1,082,441 shares of Series C Preferred Stock (including 1,082,441 shares of Class A Common Stock into which the shares of Series C Preferred Stock are convertible) in exchange for 1,082,441 shares of Class A Common Stock held by Hollinger Inc. and/or its designated subsidiary (collectively, the "Second Exchange Proposal").

          3. To approve and adopt an amendment to the Restated Certificate of Incorporation, as amended (the "Restated Certificate") of the Company, to increase the authorized preferred stock of the Company from 20,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), to 120,000,000 shares of Preferred Stock (the "Charter Proposal").

          4. To authorize the issuance of an indeterminate number of shares of Class A Common Stock of the Company, par value $.01 per share ("Class A Common Stock"), upon the exchange of the Nonvoting Special Shares (the "HCPH Special Shares") of Hollinger Canadian Publishing Holdings Inc. ("HCPH"), a Canadian company in the Company's consolidated group, that may be issued in connection with (a) the offer by HCPH to purchase all of the common shares (the "Southam Common Shares") of Southam Inc. ("Southam") not already owned by HCPH or any U.S. holder of Southam shares pursuant to an Exchange Indenture to be entered into by the Company, HCPH and Montreal Trust Company of Canada, as trustee, and (b) any related issuance or transfer of HCPH Special Shares to Hollinger Inc. and/or its designated subsidiary in connection with the early redemption or conversion of the 7.00% Southam-linked convertible debentures issued by Hollinger Inc. (the "Southam Proposal").

          5. To transact such further and other business as may properly come before the meeting or any adjournments or postponements thereof.

     The First Exchange Proposal, the Second Exchange Proposal, the Charter Proposal and the Southam Proposal (collectively, the "Proposals") each will be voted upon separately by the stockholders of the Company. Approval of each of the First Exchange Proposal, Second Exchange Proposal and the Southam Proposal requires the approval of a majority of the total votes cast on each proposal in person or by proxy by the holders of the Class A Common Stock, Class B Common Stock, par value $.01 par share ("Class B Common Stock" and, together with Class A Common Stock, "Common Stock"), and Series B Convertible Preferred Stock, par value $.01 per share ("Series B Preferred Stock"), of the Company, voting together as a single class. Approval of the Charter Proposal requires the approval of a majority of the voting power of all the outstanding shares of Common Stock and Series B Preferred Stock voting together as a single class. Each share of Class A Common Stock is entitled to one vote per share, each share of Class B Common Stock is entitled to ten votes per share, and each half share of Series B Preferred Stock is entitled to 4/5 of a vote per half share.

     The First Exchange Proposal and the Charter Proposal are more fully described in the Proxy Statement previously mailed on May 21, 1997 as modified by the Supplement attached hereto. The Second Exchange Proposal and the Southam Proposal are fully described in the Supplement attached hereto. The close of business on July 3, 1997 (the "Record Date") has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. A list of stockholders as of the Record Date will be available for inspection by stockholders at the Company's principal executive office at the address set forth above during ordinary business hours in the ten-day period prior to and including the Special Meeting. Stockholders of the Company will not have the right to seek an appraisal of their shares of Common Stock in connection with the Proposals. See "Dissenting Stockholders" in the Proxy Statement.

     PLEASE NOTE THAT THE SPECIAL MEETING WILL BE HELD ON JULY 21, 1997, NOT JULY 10, 1997 AS STATED IN THE PROXY STATEMENT MAILED PREVIOUSLY.

     As of the Record Date, Hollinger Inc. directly or indirectly owned all of the outstanding shares of Class B Common Stock and 33,610,754 shares of Class A Common Stock which represented 77.75% of the outstanding combined voting power of the Common Stock and Series B Preferred Stock. Therefore, Hollinger Inc. has sufficient voting power to approve the Proposals regardless of the vote of any other stockholders. As described in the attached Supplement, Hollinger Inc. has agreed to vote in favor of the Proposals.

                                        By Order of the Board of Directors,

                                               Kenneth L. Serota
                                        Vice President-Law & Finance and
                                        Secretary
July 11, 1997

     If you are unable to attend the meeting in person, you are requested to disregard the previous proxy card mailed with the proxy materials dated May 21, 1997 and to mark, sign, date and return the enclosed blue proxy card in the enclosed addressed, postage paid envelope.

                       Hollinger International Inc. LOGO
                            401 NORTH WABASH AVENUE
                            CHICAGO, ILLINOIS 60611
               TELEPHONE (312) 321-2299; FACSIMILE (312) 321-0629

                            ------------------------

                                   SUPPLEMENT
                              DATED JULY 11, 1997
                                       TO
                       PROXY STATEMENT DATED MAY 21, 1997

                            ------------------------

     THIS IS A SUPPLEMENT TO THE PROXY STATEMENT DATED MAY 21, 1997 AND SHOULD BE READ IN CONJUNCTION THEREWITH.

GENERAL INFORMATION

     This supplement (the "Supplement") to the Proxy Statement dated May 21, 1997 (the "Proxy
Statement") and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Hollinger International Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders of the Company to be held on July 21, 1997 (the "Special Meeting") at 11:00 a.m., local time, in the Atrium, 7th Floor of The Sun-Times Building, 401 North Wabash Avenue, Chicago, Illinois 60611. The Supplement relates to an additional matter that arose subsequent to the mailing of the Proxy Statement and to a modification of one of the original proposals included in the Proxy Statement, as well as to a change in the date for the Special Meeting. Proxies are being solicited from holders of record as of the close of business on July 3, 1997 (the "Record Date") of the outstanding shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), Class B Common Stock, par value $.01 per share ("Class B Common Stock," and together with Class A Common Stock, "Common Stock"), and Series B Convertible Preferred Stock, par value $.01 per share ("Series B Preferred Stock"), of the Company for use at the Special Meeting and at any adjournments or postponements thereof.

     At the Special Meeting the stockholders of the Company will be asked to vote upon the following proposals (the "Proposals"):

          1. FIRST EXCHANGE PROPOSAL: To authorize the issuance to UniMedia Holding Company ("UniMedia Holding"), a subsidiary of Hollinger Inc. (and/or another designated subsidiary of Hollinger Inc.), of 8,294,090 shares of Series C Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series C Preferred Stock") (including up to 8,294,090 shares of Class A Common Stock into which the shares of Series C Preferred Stock are convertible) and 3,207,045 shares of Class A Common Stock, in exchange for 23,267 shares of Series 1 Nonvoting Preferred Stock and 149,658 shares of Series 2 Nonvoting Stock Preferred Stock of the Company held by UniMedia Holding, and/or such other designated subsidiary of Hollinger Inc. (the "First Exchange").

          2. SECOND EXCHANGE PROPOSAL: To authorize the following exchanges (collectively, the "Second Exchange") to occur immediately following the First Exchange: (a) the issuance of 7,211,649 shares of the Company's Series C Preferred Stock (including up to 7,211,649 shares of Class A Common Stock into which the shares of Series C Preferred Stock are convertible) in exchange for 739,500 shares of Series A Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company ("Series A Preferred Stock") held by Hollinger Inc. and/or its designated subsidiary; (b) the issuance of 739,500 shares of a newly-created Series D Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company ("Series D Preferred Stock") (including the shares of Class A Common Stock into which such shares are convertible) and 1,082,441 shares of Class A Common Stock in exchange for the

     8,294,090 shares of Series C Preferred Stock issued in the First Exchange and held by Hollinger Inc. and/or its designated subsidiary; and (c) the issuance of 1,082,441 shares of Series C Preferred Stock (including 1,082,441 shares of Class A Common Stock into which the shares of Series C Preferred Stock are convertible) in exchange for 1,082,441 shares of Class A Common Stock.

          3. CHARTER PROPOSAL: To approve and adopt an amendment to the Restated Certificate of Incorporation of the Company to increase the authorized Preferred Stock of the Company from 20,000,000 shares of Preferred Stock to 120,000,000 shares of Preferred Stock.

          4. SOUTHAM PROPOSAL: To authorize the issuance of an indeterminate number of shares of Class A Common Stock, upon the exchange of the Nonvoting Special Shares (the "HCPH Special Shares") of Hollinger Canadian Publishing Holdings Inc. ("HCPH"), a Canadian company in the Company's consolidated group, issued in connection with (a) the offer by HCPH to purchase all of the common shares (the "Southam Common Shares") of Southam Inc. ("Southam") not already owned by HCPH or any U.S. holders of Southam Common Shares, pursuant to an Exchange Indenture to be entered into by the Company and Montreal Trust Company of Canada, as trustee, and (b) any related issuance or transfer of HCPH Special Shares to Hollinger Inc. and/or its designated subsidiaries in connection with the early redemption or conversion of the 7.00% Southam-linked convertible debentures issued by Hollinger Inc. (the "Southam Proposal").

          5. OTHER MATTERS: To transact such further and other business as may properly come before the meeting and any adjournments or postponements thereof.

     In accordance with the rules of the New York Stock Exchange (the "NYSE"), on which the Company's Class A Common Stock and Preferred Redeemable Increased Dividend Equity Securities ("PRIDES") are listed, the Company is required to obtain stockholder approval for the First Exchange Proposal, the Second Exchange Proposal and the Southam Proposal.

REQUIRED VOTES

     The First Exchange Proposal, the Second Exchange Proposal, the Charter Proposal and the Southam Proposal each will be voted upon separately by the stockholders of the Company. Approval of the First Exchange Proposal, the Second Exchange Proposal and the Southam Proposal each requires the approval of a majority of the total votes cast on the proposal in person or by proxy by the holders of the Common Stock and Series B Preferred Stock voting together as a single class. Approval of the Charter Proposal requires the approval of a majority of the voting power of all the outstanding shares of Common Stock and Series B Preferred Stock voting together as a single class. Abstentions from voting will have the effect of a vote against the Proposals, and broker non-votes will have no effect except that the broker non-votes will have the effect of a vote against the Charter Proposal.

     As of the Record Date, Hollinger Inc. has a majority equity ownership in interest in the Company, which consists of approximately 51.21% of the combined equity interest, and approximately 77.75% of the combined voting power, of the outstanding Common Stock and Series B Preferred Stock. Hollinger Inc. has sufficient voting power to approve the Proposals regardless of the vote of any other stockholders. Hollinger Inc. has indicated that it will vote in favor of the Proposals.

PROXIES

     Stockholders of record on the Record Date are entitled to cast their votes, in person or by properly executed proxy, at the Special Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the voting power attributable to the outstanding shares of Common Stock and Series B Preferred Stock is necessary to constitute a quorum at the Special Meeting.

     All shares represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting and not properly revoked will be voted at the Special Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR approval of the Proposals. The Board of Directors of the Company does not know of any matters, other than the matters described in the Supplemental Notice of Special Meeting attached to this Supplement, that will come before the Special Meeting.

     If a quorum is not present at the time the Special Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn or postpone the Special Meeting with a vote of the stockholders. If the Company proposes to adjourn or postpone the Special Meeting, the persons named in the enclosed proxy card will vote all shares for which they have voting authority in favor of such adjournment or postponement.

     The enclosed proxy card (which is blue) includes the newly-modified First Exchange Proposal and the Second Exchange Proposal, the Charter Proposal and the Southam Proposal. WE ENCOURAGE YOU TO SUBMIT THIS NEW PROXY AND INDICATE YOUR VOTE ON ALL FOUR PROPOSALS. If you have submitted the proxy previously provided and also submit this proxy, the proxy bearing the latest date will be counted at the meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Special Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Special Meeting, or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be sent to: Hollinger International Inc., 401 North Wabash Avenue, Chicago, Illinois 60611, Attention: Secretary.

     Proxies are being solicited by and on behalf of the Board of Directors of the Company. All expenses of this solicitation, including the cost of mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of Common Stock held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

OWNERSHIP BY HOLLINGER INC.

     Hollinger Inc. directly and indirectly owns approximately 51.21% of the combined equity interest and approximately 77.75% of the combined voting power of the outstanding Class A Common Stock, Class B Common Stock and Series B Preferred Stock of the Company (without giving effect to the future issuance of Class A Common Stock in connection with the PRIDES or the Series A Preferred Stock or the proposed issuances under the First Exchange Proposal and Second Exchange Proposal). As a result, Hollinger Inc. will continue to be able to control the outcome of any election of directors and to direct management policy, strategic direction and financial decisions of the Company and its subsidiaries. Hollinger Inc. owns all of the outstanding Series A Preferred Stock, which is convertible at any time into shares of Class A Common Stock at the initial conversion price of the Canadian dollar equivalent of $14 per share. Based on the initial conversion price, 5,632,685 shares of Class A Common Stock would have been issuable as of July 3, 1997.

     Hollinger Inc. is effectively controlled by The Hon. Conrad M. Black, Chairman of the Board and Chief Executive Officer of Hollinger Inc. and the Company, through his direct and indirect ownership and control of Hollinger Inc. securities.

                          THE FIRST EXCHANGE PROPOSAL

     See discussion of "The Exchange Proposal--Terms of the Exchange Agreement" "-- Terms of the Series C Preferred Stock"; and "-- Interests of Certain Persons in the Exchange Proposal" in the May 21, 1997 Proxy Statement.

                          THE SECOND EXCHANGE PROPOSAL

REASONS FOR THE SECOND EXCHANGE

     Subsequent to the mailing of the Proxy Statement, Hollinger Inc. requested that the Company consider a modification to the terms of the Second Exchange described in the Proxy Statement. Pursuant to its request, Hollinger Inc. asked the Company to enter into an agreement providing for an exchange of securities as described in the Second Exchange Proposal set forth in this Supplement in lieu of the Second Exchange described in the Proxy Statement. Hollinger Inc. advised the Company that in making its request it had no specific plans or proposals regarding the Company or its securities and that it was proposing the modified exchange of securities solely to increase its flexibility and as part of its general tax, financing and corporate planning in connection with its holding of the Company's securities.

     Pursuant to the documentation entered into by Hollinger Inc. and the Company in connection with the Canadian Newspaper Transaction, Hollinger Inc.'s request was referred to the Special Committee for its consideration. Based on Hollinger Inc.'s representations to the Company as described in the preceding paragraph and because the proposal will have no net effect on Hollinger Inc.'s aggregate equity or voting interests in the Company and no adverse tax or other impact upon the Company, the Special Committee approved the Second Exchange Proposal and recommended its adoption.

TERMS OF THE AMENDED AND RESTATED SECOND EXCHANGE AGREEMENT

     The Company, Hollinger Inc., UniMedia Holding and another subsidiary of Hollinger Inc. entered into the Amended and Restated Second Exchange Agreement (the "Amended and Restated Second Exchange Agreement") pursuant to which the Company agreed to issue (a) 7,211,649 shares of the Company's Series C Preferred Stock (valued for these purposes at approximately $78.25 million) (including up to 7,211,649 shares of Class A Common Stock into which the shares of Series C Preferred Stock are convertible) in exchange for 739,500 shares of Series A Preferred Stock (valued for these purposes at approximately $78.25 million); (b) 739,500 shares of newly-created Series D Preferred Stock (valued for these purposes at approximately $78.25 million) (including the shares of Class A Common Stock into which such shares are convertible) and 1,082,441 shares of Class A Common Stock (valued for these purposes at approximately $11.75 million), in exchange for the 8,294,090 shares of Series C Preferred Stock (valued for these purposes at approximately $90 million); and (c) 1,082,441 of Series C Preferred Stock (valued for these purposes at approximately $11.75 million) (including up to 1,082,441 shares of Class A Common Stock into which the shares of Series C are convertible) for 1,082,441 of Class A Common Stock (valued for these purposes at approximately $11.75 million). The Second Exchange, as contemplated by the Amended and Restated Second Exchange Agreement, would occur immediately following the First Exchange, subject to receiving the requisite approval of the stockholders of the Company. A copy of the Amended and Restated Second Exchange Agreement is attached to this Supplement as Annex 1 and is incorporated by reference herein in its entirety. The Amended and Restated Second Exchange Agreement amends and restates in its entirety the Second Exchange Agreement attached as Annex C to the Proxy Statement dated May 21, 1997.

     There will be no net effect on Hollinger Inc.'s aggregate equity or voting interests in the Company, and there will be no adverse tax or other impact upon the Company, resulting from the modified Second Exchange Proposal.

     In the event stockholder approval of the Second Exchange Proposal is not obtained, none of the exchanges contemplated therein will occur.

INTERESTS OF CERTAIN PERSONS IN THE SECOND EXCHANGE PROPOSAL

     In considering the Second Exchange Proposal, the Company's stockholders should be aware that Hollinger Inc. is the majority stockholder of the Company and that certain members of the Company's management and its Board of Directors are also officers, directors and/or shareholders of Hollinger Inc. and thus have certain interests in the Second Exchange Proposal that may present them with actual or potential conflicts of interest in connection with the Second Exchange Proposal. See the discussion in the Proxy Statement dated May 21, 1997 under "The Company--Certain Relationships and Related Transactions."

TERMS OF SERIES D PREFERRED STOCK

     The Company's Series D Preferred Stock will consist of 739,500 shares of Series D Preferred Stock. The shares of the Series D Preferred Stock will be entitled to receive cumulative cash dividends, payable quarterly. The amount of each dividend per share will be equal to the aggregate amount (if any) of ordinary course cash dividends paid during the preceding calendar quarter on 7,395,000 Southam common shares owned beneficially, directly or indirectly, by the Company, divided by 739,500. If at any time full cumulative dividends on the shares of the Series D Preferred Stock have not been and are not being contemporaneously paid, no dividend or distribution shall be declared or paid on the Common Stock or any preferred Stock ranking junior to the Series D Preferred Stock as to dividend or liquidation rights, and no shares of Common Stock or the Company's preferred stock (except shares senior to the Series D Preferred Stock as to dividend and liquidation rights) shall be purchased, redeemed or acquired by the Company, subject to certain exceptions including stock dividends payable in shares of junior capital stock, the acquisition of stock ranking junior to the Series D Preferred Stock as to dividend and liquidation rights in exchange for or out of the net cash proceeds from the contemporaneous sale of junior stock, the redemption in whole of the shares of the Series D Preferred Stock, offers to purchase shares made on the same terms to all holders of shares of the Series D Preferred Stock and each other series of Preferred Stock ranking on a parity with the Series D Preferred Stock, and dividends on preferred stock ranking junior as to dividend rights if full cumulative dividends on the shares of the Series D Preferred Stock to the next preceding dividend date for the Series D Preferred Stock (or the date of the payment on the junior preferred stock, if identical to a dividend date for the Series D Preferred Stock) have been or are contemporaneously declared and paid or set apart for payment.

     The shares of the Series D Preferred Stock will be redeemable in whole or in part, at any time and from time to time, subject to restrictions in the Company's existing credit facilities, by the Company or by a holder of such shares. Hollinger Inc., the holder of all of the outstanding shares of Series A Preferred Stock, has agreed pursuant to the Share Exchange Agreement (defined below) to limit the exercise of its redemption rights to a number of Southam Common Shares that at the time of such exercise have been delivered to the Company free and clear of encumbrances other than certain encumbrances. The redemption price and liquidation preference per share of the Series D Preferred Stock will be Cdn. $146.625 (10 times the average closing market price per share of the Southam Common Shares on the Toronto Stock Exchange during the 20 business days preceding the date of the Share Exchange Agreement, dated July 19, 1995, between Hollinger Inc. and the Company, as amended (the "Share Exchange Agreement"), plus an amount equal to accrued and unpaid dividends to the date fixed for redemption. A holder exercising redemption rights must give notice to the Company not less than 180 and not more than 240 days prior to the redemption date if the aggregate redemption price of the shares to be so redeemed and shares of the Series D Preferred Stock redeemed or to be redeemed prior to such redemption date will exceed Cdn. $10,000,000. If the aggregate redemption price of the shares to be so redeemed and shares of the Series D Preferred Stock redeemed or to be redeemed prior to the redemption date does not exceed Cdn. $10,000,000, a holder exercising redemption rights must give notice to the Company not less than 15 and not more than 60 days prior to the redemption date. Shares of Common Stock or of any other stock ranking junior to the Series D Preferred Stock as to dividend or liquidation rights may not be purchased, redeemed or acquired by the Company if after giving effect thereto the remaining net assets of the Company would be less than the aggregate liquidation preference of the Series D Preferred Stock and each series of preferred stock ranking, as to liquidation rights, on a parity with or senior to the Series D Preferred Stock, or if at the time thereof the Company is insolvent or would become so as a result thereof.

     A holder or holders of shares of the Series D Preferred Stock will be able to convert such shares at any time into shares of Class A Common Stock of the Company. The conversion price will initially be based upon the Canadian dollar equivalent of $14.00 per share of Class A Common Stock, subject to adjustment upon the occurrence of any of the following events: the subdivision, combination or reclassification of outstanding shares of Common Stock; a distribution or dividend to holders of Common Stock paid in shares of Common Stock or other capital stock of the Company; the distribution of rights or warrants to all holders of Common Stock entitling them for a period expiring within 60 days to acquire shares of Common Stock at a price per share less than the then Current Market Price Per Share (as defined) of the Common Stock; and the distribution to all holders of Common Stock of any assets or debt securities or any rights or warrants to purchase securities of the Company, not including dividends or distributions paid in cash out of consolidated current or retained earnings per the Company's books, and not including rights or warrants mentioned above. No adjustment in the conversion price need be made unless adjustment would increase or decrease the conversion price by at least one percent. In the event of any capital reorganization, reclassification, consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the Company's assets to another corporation, each holder of shares of the Series D Preferred Stock is to have the right to convert such shares into such shares of stock, securities or assets as such holder would have owned immediately after the transaction if the shares had been converted immediately prior to the effective date of the transaction, and adjustments are to be provided for events subsequent to such transaction. In addition, the Company will be permitted to make such reductions in the conversion price as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of Common Stock or to diminish any income taxes payable because of such event.

     The shares of Series D Preferred Stock will be non-voting, rank on a parity with each other series of preferred stock except as specified by the Board of Directors when such other series is created, and will be subject to certain restrictions on transfer.

     Any holder of Series D Preferred Stock will be able to pledge such shares to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness or other obligations due to the pledgee, provided that such shall remain subject to, and upon foreclosure, realization or other similar action by the pledge, shall be transferred only in accordance with, the transfer restrictions set forth in the Restated Certificate of Incorporation.

                              THE CHARTER PROPOSAL

     For a discussion of the Charter Proposal, see "The Charter Proposal" in the Proxy Statement dated May 21, 1997.

                              THE SOUTHAM PROPOSAL
SOUTHAM OFFER

     Subsequent to the mailing of the Proxy Statement dated May 21, 1997, HCPH initiated a take-over bid to acquire control over all the common shares of Southam (the "Southam Offer") not owned by HCPH or any United States holder of Southam Common Shares. Currently, HCPH owns 50.45% of the outstanding Southam Common Shares. The Company owns indirectly 100% of the currently outstanding non-voting shares, 100% of the outstanding non-voting preference shares, and 50% of the outstanding voting preference shares of HCPH. The remaining 50% of HCPH's outstanding voting preference shares are owned by Hollinger Inc., which owns a controlling interest in the Company. The complete terms of the take-over bid are contained in the HCPH Offering Circular dated May 15, 1997, as amended pursuant to Notices of Extension and Variation dated June 12, 1997 and June 26, 1997 (collectively, the "Southam Circular"). The Company's Board of Directors approved the making of the bid on April 30, 1997. The Southam Circular relates to the offer by HCPH of Cdn. $13.50 in cash and one newly-issued HCPH Special Share for each of the Southam Common Shares. The Southam Offer will expire at 5:00 p.m. (Toronto time) on Monday, July 7, 1997 (the "Expiry Time"). HCPH has announced that it does not intend to further vary the Southam Offer, and that it intends, subject to the satisfaction of the remaining conditions of the offer, to take up and pay for all Southam Common Shares validly deposited and not withdrawn under the Southam Offer, regardless of the number of shares tendered, at the Expiry Time. On June 13, 1997, Southam's Board of Directors, based upon the recommendation of a special committee of independent directors, recommended to Southam shareholders that the Southam Offer, as amended, be accepted and that shareholders tender their Southam Common Shares in response to the Southam Offer.

     Hollinger Inc. has announced that, subject to regulatory approval, if Southam Common Shares are taken up under the Southam Offer, in addition to the foregoing, it will also offer to non-United States holders of its 7.00% Southam-linked debentures (the "Debentures") the ability to elect to receive similar consideration to that offered to Southam shareholders pursuant to the Southam Offer. Specifically, debentureholders will be entitled to elect to receive the conversion value for each Cdn. $1,000.00 principal amount of Debentures by the payment of Cdn. $771.43 in cash and the balance (Cdn. $571.43) through the issue of 57.143 HCPH Special Shares with the same terms as those issued under the bid to Southam shareholders. So long as the HCPH Special Share alternative is available to debentureholders they will continue to have the right to receive from Hollinger Inc. the conversion value in cash only (with accrued interest). The Company and Hollinger Inc. intend to enter into appropriate arrangements regarding the issuance or transfer to Hollinger Inc. of a sufficient number of HCPH Special Shares to permit satisfaction of such conversion rights by debentureholders, in consideration for the transfer to, or exchange or redemption by, the Company or its subsidiaries of shares of the Company's newly issued Series D Preferred Stock of equivalent value.

HCPH EXCHANGE INDENTURE

     The HCPH Special Shares will be issued subject to, and with the benefit of, an Exchange Indenture (the "HCPH Exchange Indenture") among HCPH, the Company, and Montreal Trust Company of Canada, as trustee for the holders of the HCPH Special Shares (the "Exchange Trustee"). The Company proposes to authorize the issuance of a presently indeterminable number of shares of Class A Common Stock to satisfy its obligations under the HCPH Exchange Indenture.

     Subject to the cash payment option described below, each HCPH Special Share will be automatically exchanged (the "Mandatory Exchange") on June 26, 2000 (the "Mandatory Exchange Date") into a number (the "Mandatory Exchange Number") of newly issued shares of the Company's Class A Common Stock equal to (a) $8.88 less the amount of dividends per share (to a maximum of $1.67) paid on the HCPH Special Shares up to the Mandatory Exchange Date (the "Base Amount") divided by
(b) 95% of the then Current Market Price of Class A Common Stock.

     The Mandatory Exchange Date will be accelerated upon the occurrence of certain events, including (a) the insolvency, bankruptcy, liquidation, dissolution or winding up of HCPH, the Company or Hollinger International Publishing Inc., the Company's wholly owned subsidiary ("Publishing"); (b) a payment default under the Second Amended and Restated Credit Agreement dated as of April 7, 1997, among HCPH, Publishing and certain financial institutions, as amended or supplemented from time to time (the "Bank Credit Facility") or default in payment (after the expiry of any cure or grace period) of principal of or interest on any other indebtedness of HCPH, the Company or Publishing which, in the aggregate, exceeds $25,000,000 ("Material Indebtedness"); or (c) the acceleration of the maturity of indebtedness of HCPH or Publishing under the Bank Credit Facility upon any event of default thereunder or under any other Material Indebtedness. For these purposes, the "Current Market Price" of Class A Common Stock on any particular date means the weighted average trading price of the Class A Common Stock on the NYSE for the period of 20 consecutive trading days (whether or not Class A shares traded on such day) ending on the 14th day (the "Determination Date") preceding such date or, if such shares are not then listed on the NYSE, on any stock exchange on which such shares are listed as the directors of the Company may select for this purpose or, if not listed on any stock exchange, in such over-the-counter market as the directors of the Company with the approval of the Exchange Trustee may select for such purpose.

     Subject to the cash payment option described below, each HCPH Special Share will be exchangeable at the option of the holder (an "Optional Exchange") at any time after December 23, 1997 but prior to the Mandatory Exchange Date for the following number (each, an "Exchange Ratio") of shares of Class A Common Stock:

                                                                       NUMBER OF SHARES
                                                                              OF
                                                                           CLASS A
                        DATE OF OPTIONAL EXCHANGE                        COMMON STOCK
      --------------------------------------------------------------   ----------------
      (a) after December 23, 1997 but on or before June 23, 1998;...         0.510
      (b) thereafter but on or before December 23, 1998;............         0.530
      (c) thereafter but on or before June 23, 1999;................         0.550
      (d) thereafter but on or before December 23, 1999;............         0.570
      (e) thereafter but on or before June 8, 2000; and.............         0.590
      (f) thereafter but before June 26, 2000.......................         0.602

     Upon either the Mandatory Exchange or an Optional Exchange, the Company has the option, in lieu of delivering all or any of the Class A Common Stock issuable on exchange, to make a cash payment in an amount equal to, in the case of a Mandatory Exchange, a portion specified by the Company of the Base Amount for each HCPH Special Share and, in the case of Optional Exchange, the price per share for the last trade of a board lot on the NYSE prior to the date of Optional Exchange of all or such portion of the Class A Common Stock as is specified by the Company.

     The HCPH Exchange Indenture provides for the adjustment of the terms of the Optional Exchange on the occurrence of (a) the subdivision of the Class A Common Stock into a greater number of shares; (b) the consolidation of the Class A Common Stock into a smaller number of shares; (c) the issuance by the Company to all or substantially all holders of Class A Common Stock, or the distribution on the Class A Common Stock by the Company, of Class A Common Stock or securities convertible into or exchangeable for Class A Common Stock (other than certain dividends) (each of the foregoing "Class A Share Reorganization"); (d) the issuance of rights, options, or warrants to all or substantially all holders of Class A Common Stock entitling the holders to subscribe for or purchase Class A Common Stock or securities exchangeable for or convertible into Class A Common Stock with an average price (in the case of a right, option, or warrant to subscribe for or purchase Class A Common Stock) or conversion or exchange price (in the case of a right, option, or warrant to subscribe for or purchase securities convertible into or exchangeable for Class A Common Stock) of less than 95% of the Current Market Price of the Class A Common Stock on the record date for the issuance of such rights, options, or warrants; or (e) the issuance or distribution to all or substantially all holders of Class A Common Stock of other securities or property (other than certain dividends). The terms of the Mandatory Exchange and Optional Exchange will also be adjusted as a result of
(i) any reclassification of the Company's Class A Common Stock (other than a Class A Share Reorganization); (ii) an amalgamation, merger or arrangement of the Company with another entity; (iii) a transfer by the Company of all or substantially all of its assets.

     Adjustments will also be made in the event of any similar action by HCPH in respect of the HCPH Special Shares. The Company will not be required to make any adjustment unless the cumulative effect of the adjustment and other adjustments not previously made on the terms then in effect is at least 1%.

     THE TOTAL NUMBER OF SHARES OF CLASS A COMMON STOCK TO BE ISSUED ON THE MANDATORY EXCHANGE DATE AND/OR WITH RESPECT TO THE OPTIONAL EXCHANGE IS SUBJECT TO CHANGE AND WILL BE DETERMINED BY THE COMPANY BASED ON THE TERMS AND CONDITIONS OF THE HCPH EXCHANGE INDENTURE.

     No fractional share of the Company's Class A Common Stock will be issued on the Mandatory Exchange or any Optional Exchange. In lieu of fractional shares, the holder will receive in a Mandatory Exchange a cash payment for the balance of the Base Amount not satisfied by the issuance of Class A Common Stock and in an Optional Exchange a cash payment equal to the fraction of a share to which the holder would be entitled multiplied by the price per share for the last trade of a board lot on the NYSE for the trade date immediately prior to the date of Optional Exchange.

     The Company has agreed, at its cost, to file with the Securities and Exchange Commission and to use all reasonable efforts to cause to be declared effective on or before December 23, 1997 a registration statement on Form S-3 under the Securities Act of 1933 relating to the issuance of Class A Common Stock on the

Mandatory Exchange or an Optional Exchange and maintain the effectiveness of such registration statement until the earlier of the date that is 15 days after the Mandatory Exchange Date and the date on which all HCPH Special Shares shall have been exchanged for Class A Common Stock.

     The Southam Offer is not being made to residents, nationals, or citizens of the United States and there is to be no solicitation for tenders of Southam Common Shares under the offer in the United States. The HCPH Special Shares and the Company's obligations under the HCPH Exchange Indenture have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. Persons (as defined in Regulation S under the Securities Act of 1933) absent said registration except pursuant to an exemption from the registration requirements of that Act.

     The Company has also agreed to use all reasonable efforts to obtain on or before December 23, 1997 a rating of the HCPH Special Shares from two credit rating agencies one of which will be Standard & Poor's Corporation or Moody's Investors Service, Inc.

                                 OTHER MATTERS

     The Board of Directors does not know of any other business which will come before the Special Meeting for action by the stockholders other than the matters specified in the accompanying Supplemental Notice of Special Meeting. If any other matters requiring a stockholder vote properly come before the meeting, the persons appointed in the enclosed proxy will vote in accordance with their discretion with respect to such matters.

                                        Kenneth L. Serota
                                        Vice President-Law & Finance and
                                        Secretary
Chicago, Illinois
July 11, 1997

                                                                         ANNEX 1

                          HOLLINGER INTERNATIONAL INC.
                            401 NORTH WABASH AVENUE
                            CHICAGO, ILLINOIS 60611

                                 JULY   , 1997

Hollinger Inc.
UniMedia Holding Company
1159670 Ontario Limited
10 Toronto Street
Toronto, Ontario Canada M5C2B7

Attention: Mr. John A. Boultbee, Vice-President, Finance and Treasury

           Re: Amended and Restated Second Exchange Agreement

Dear Mr. Boultbee:

     This letter ("Amended and Restated Second Exchange Agreement") amends and restates in its entirety that certain Second Exchange Agreement dated as of May 20, 1997.

     Reference is hereby made to the Exchange Agreement dated as of April 18, 1997 ("First Exchange Agreement") among Hollinger Inc., a corporation continued under the laws of Canada ("Hollinger"), UniMedia Holding Company, a company formed under the laws of Nova Scotia ("UniMedia"), and Hollinger International Inc., a Delaware corporation ("International"), relating to the issuance to UniMedia of shares of Series 1 Nonvoting Preferred Stock and of Series 2 Nonvoting Preferred Stock of International and the exchange by UniMedia and International ("First Exchange") of the shares of Series 1 Nonvoting Preferred Stock and Series 2 Nonvoting Preferred Stock for shares of Class A Common Stock and Series C Convertible Preferred Stock of International in accordance with the terms, and subject to the conditions, set forth in the First Exchange Agreement. All capitalized terms not otherwise defined herein have the meaning ascribed to them in the First Exchange Agreement.

     As soon as practicable, but in any event no later than five (5) business days, after completion of the First Exchange, International shall issue ("Second Exchange"): (x) to Hollinger or any other direct or indirect wholly owned subsidiaries of Hollinger as Hollinger may designate (any such subsidiary a "Designated Subsidiary"), shares of Series C Convertible Preferred Stock in exchange for all (but not less than all) of the 739,500 shares of Series A Redeemable Convertible Preferred Stock, par value $.01 per share, of International ("Series A Preferred Shares"), (y) to UniMedia or a Designated Subsidiary, shares of Class A Common Stock and shares of Series D Redeemable Convertible Preferred Stock (having the relative rights and preferences set forth in the form of Certificate of Designations attached hereto as Exhibit 1 in exchange for all (but not less than all) of the 8,294,090 shares of Series C Convertible Preferred Stock ("UniMedia Series C Preferred Shares") issued to UniMedia pursuant to the First Exchange (which shall be immediately cancelled), and (z) to 1159670 or a Designated Subsidiary, newly issued shares of Series C Convertible Preferred Stock in exchange for 1,082,441 shares of Class A Common Stock ("1159670 Class A Common Shares") as set forth below:

          (i) in exchange for the Series A Preferred Shares, 7,211,649 newly issued shares of Series C Convertible Preferred Stock, and

          (ii) in exchange for the UniMedia Series C Preferred Shares, 739,500 newly issued shares of Series D Redeemable Convertible Preferred Stock and 1,082,441 newly issued shares of Class A Common Shares, and

          (iii) in exchange for the 1159670 Class A Common Shares, 1,082,441 newly issued shares of Series C Convertible Preferred Stock.

     Hollinger, as soon as practicable but in any event no later than five (5) business days after Stockholder Approval, will furnish to International a certificate ("Officer's Certificate"), executed by a duly authorized officer of Hollinger, identifying each of the Designated Subsidiaries that will be party to each exchange described in the immediately preceding paragraph.

     The Amended and Restated Second Exchange shall be mandatory and shall not require any request or other action by, or notice to, Hollinger, 1159670, UniMedia, the Designated Subsidiaries or International. The obligations of the parties to this Amended and Restated Second Exchange Agreement to perform the Amended and Restated Second Exchange are conditioned upon and the Amended and Restated Second Exchange will occur only after: (i) receipt by International of the approval by its stockholders of the proposed stock issuances contemplated by both the First Exchange and the Amended and Restated Second Exchange and (ii) completion of the First Exchange.

     Immediately upon the Amended and Restated Second Exchange dividends will cease to accrue in respect of the Series A Preferred Shares, the UniMedia Series C Preferred Shares and the 1159670 Class A Common Shares. Hollinger, UniMedia, 1159670 and/or each Designated Subsidiary will promptly tender all stock certificates evidencing the, Series A Preferred Shares, the UniMedia Series C Preferred Shares and the 1159670 Class A Common Shares in order to permit International to complete the Second Exchange.

     Upon completion of the First Exchange and for a period of thirty (30) days thereafter pending completion of the Amended and Restated Second Exchange, Hollinger and UniMedia shall not exercise the registration rights granted under the First Exchange Agreement. The shares of Class A Common Stock and Series C Convertible Preferred Stock issued upon the Amended and Restated Second Exchange will not be registered under the Securities Act at the time of issuance, and the certificates evidencing such shares will bear the legends set forth in Exhibit 2 attached hereto. At the request of Hollinger, UniMedia, 1159670 and/or the Designated Subsidiaries, International agrees to take commercially reasonable efforts to cause the registration under the Securities Act of the shares of Class A Common Stock and Series C Convertible Preferred Stock issued to Hollinger, UniMedia, 1159670 and/or the Designated Subsidiaries upon the Amended and Restated Second Exchange and to list such newly issued shares of Class A Common Stock and Series C Convertible Preferred Stock on the New York Stock Exchange, in each case as soon as practicable after the issuance thereof.

     International, Hollinger, UniMedia, 1159670 and the Designated Subsidiaries shall each use its reasonable commercial efforts to perform and fulfil all conditions and obligations on its part to be performed and fulfilled under this Amended and Restated Second Exchange Agreement, to the end that the transactions contemplated by this Amended and Restated Second Exchange Agreement shall be fully carried out. At the Stockholders Meeting, Hollinger, as the holder, directly or indirectly through its subsidiaries, of all of the outstanding Class B Common Stock, and 33,610,754 shares of Class A Common Stock, has agreed to vote or cause to be voted all such shares of International held by it or its subsidiaries in favour of the second exchange proposals and all other proposals relating thereto.

     This Amended and Restated Second Exchange Agreement may be amended or modified, but only by a written agreement that identifies this Amended and Restated Second Exchange Agreement and is signed by all of the parties hereto. Any such amendment or modification shall be effective as to International only if in writing signed by the Chairman of the Special Committee on behalf of International. In addition, International shall not waive any obligations of 1159670, UniMedia or the Designated Subsidiaries hereunder or any other benefits to International arising under this Amended and Restated Second Exchange Agreement unless approved by the Board of Directors of International following receipt of a favorable recommendation thereof by the Special Committee.

                                          Very truly yours,

                                          HOLLINGER INTERNATIONAL INC.

                                          By: /s/ KENNETH L. SEROTA
                                          --------------------------------------
                                               Name: Kenneth L. Serota
                                               Title: Vice President-Law &
                                                      Finance and Secretary

Agreed and Accepted
this   day of July, 1997:

HOLLINGER INC.

By: /s/ J. A. BOULTBEE
--------------------------------------
     Name: J. A. Boultbee
     Title: Vice President,
        Finance and Treasury

UNIMEDIA HOLDING COMPANY

By: /s/ J. A. BOULTBEE
--------------------------------------
     Name: J. A. Boultbee
     Title: Vice President,
        Finance and Treasury

1159670 ONTARIO LIMITED

By: /s/ J. A. BOULTBEE
--------------------------------------
     Name: J. A. Boultbee
     Title: Vice President,
        Finance and Treasury

P
R                          HOLLINGER INTERNATIONAL INC.
O                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
X                         OF HOLLINGER INTERNATIONAL INC.
Y            SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JULY 21, 1997

The undersigned holder of shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), Class B Common Stock, par value $.01 per share ("Class B Common Stock") and/or Series B Convertible Preferred Stock, par value $.01 per share ("Series B Preferred Stock") of Hollinger International Inc. (the "Company"), hereby appoints Kenneth L. Serota and Paul B. Healy, individually, with full power of substitution in each of them, as proxy or proxies to represent the undersigned and vote all shares of Class A Common Stock, Class B Common Stock and/or Series B Preferred Stock of the Company which the undersigned would be entitled to vote if personally present and voting at the Special Meeting of Stockholders of the Company to be held on July 21, 1997 at 11:00 a.m., local time, at the Atrium, 7th Floor of The Sun-Times Building,
401 North Wabash Avenue, Chicago, Illinois 60611, and at any adjournments or postponements thereof, upon all matters coming before such meeting. Said proxies are directed to vote as set forth below and, in their discretion, upon such other matters as may properly come before the meeting.

(1) Authorization of the issuance to UniMedia Holding Company ("UniMedia Holding"), a subsidiary of Hollinger Inc. and/or another designated subsidiary of Hollinger Inc., of 3,207,045 shares of Class A Common Stock, and 8,294,090 shares of newly-authorized Series C Convertible Preferred Stock, par value $.01 per share of the Company (the "Series C Preferred Stock") (including up to 8,294,090 shares of Class A Common Stock into which such shares are convertible), in exchange (the "First Exchange") for outstanding shares of the Company's Series 1 Nonvoting Preferred Stock and Series 2 Nonvoting Preferred Stock held by UniMedia Holding and/or such other designated subsidiary of Hollinger Inc. (the "First Exchange Proposal").

(2) Authorization of the following exchanges (collectively, the "Second Exchange") to occur immediately following the First Exchange: (a) the issuance of 7,211,649 shares of Series C Preferred Stock (including up to 7,211,649 shares of Class A Common Stock into which the shares of Series C Preferred Stock are convertible) in exchange for 739,500 shares of Series A Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company ("Series A Preferred Stock") held by Hollinger Inc. and/or its designated subsidiary; (b) the issuance of 739,500 shares of a newly-created Series D Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company ("Series D Preferred Stock") (including the shares of Class A Common Stock into which such shares are convertible) and 1,082,441 shares of Class A Common Stock in exchange for the 8,294,090 shares of Series C Preferred Stock issued in the First Exchange and held by Hollinger Inc. and/or its designated subsidiary; and (c) the issuance of 1,082,441 shares of Series C Preferred Stock (including 1,082,441 shares of Class A Common Stock into which the shares of Series C Preferred Stock are convertible) in exchange for 1,082,441 shares of Class A Common Stock held by Hollinger Inc. and/or its designated subsidiary (collectively, the "Second Exchange Proposal").

(3) Approval and adoption of an amendment to the Restated Certificate of Incorporation, as amended (the "Restated Certificate") of the Company, to increase the authorized preferred stock of the Company from 20,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), to 120,000,000 shares of Preferred Stock (the "Charter Proposal").

(4) Authorization of the issuance of an indeterminate number of shares of Class A Common Stock upon the exchange of the Nonvoting Special Shares (the "HCPH Special Shares") of Hollinger Canadian Publishing Holdings Inc. ("HCPH"), a Canadian company in the Company's consolidated group, that may be issued in connection with (a) the offer by HCPH to purchase all of the common shares (the "Southam Common Shares") of Southam Inc. ("Southam") not already owned by HCPH or any U.S. holder of Southam Common Shares pursuant to an Exchange Indenture to be entered into by the Company, HCPH and Montreal Trust Company of Canada, as trustee, and (b) any the related issuance or transfer of HCPH Special Shares to Hollinger Inc. and/or its designated subsidiary in connection with the early redemption or conversion of the 7.00% Southam-linked convertible debentures issued by Hollinger Inc. (the "Southam Proposal").


                                                                   SEE REVERSE
                                                                        SIDE


Please mark, sign, date and return the proxy card promptly using the enclosed postage paid envelope.

[ X ] PLEASE MARK YOUR VOTES AS IN THIS
      EXAMPLE


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOLLINGER INTERNATIONAL. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE FIRST EXCHANGE PROPOSAL, THE SECOND EXCHANGE PROPOSAL, THE CHARTER PROPOSAL AND THE SOUTHAM PROPOSAL IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

The Board of Directors recommends a vote FOR all proposals.

                           FOR        ABSTAIN      AGAINST

1. FIRST                  [    ]      [     ]      [     ]
   EXCHANGE
   PROPOSAL
(see opposite side)

2. SECOND EXCHANGE        [    ]      [     ]      [     ]
   PROPOSAL
(see opposite side)


3. CHARTER                [    ]      [     ]       [     ]
   PROPOSAL
(see opposite side)


4. SOUTHAM                [    ]      [     ]       [     ]
   PROPOSAL
(see opposite side)


5. OTHER BUSINESS. The proxies shall be authorized to vote on any other business properly brought before the meeting and any adjournments or postponements thereof in accordance with their discretion.


I WILL     I WILL NOT     ATTEND THE SPECIAL MEETING
[    ]       [     ]


SIGNATURE(S) ___________________________________  DATE  _________________, 1997
NOTE: Please sign EXACTLY as your name appears hereon. When signing as executor, trustee, etc., or as officer of a corporation, give full title as such. For joint accounts, please obtain both signatures.